EXHIBIT 99

					FORM 4 JOINT FILER INFORMATION

Name:				 Banner
Acquisition, Inc.
					 (now known as Inamed Corporation)


Address:			   c/o Allergan, Inc.
					 2525 Dupont Drive

Irvine, California 92612

Designated Filer:	    Allergan, Inc.


Issuer and Ticker Symbol: Inamed Corporation (IMDC)

Date of Event
Requiring Statement: March 23, 2006

Signature:			  /s/ Matthew J.
Maletta
					 --------------------------------
					  Name:  Matthew J.
Maletta
					  Title: Assistant Secretary